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                                                                    EXHIBIT 11.1

                         DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED SEPTEMBER 30,
                                                  ------------------------------------------------------------------------------
                                                                    1998                                    1997
                                                  --------------------------------------   -------------------------------------
                                                                  WEIGHTED                               WEIGHTED (1)
                                                                  AVERAGE                                  AVERAGE
                                                     INCOME        SHARES      PER SHARE     INCOME        SHARES      PER SHARE
                                                   (NUMERATOR) (DENOMINATOR)     AMOUNT    (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                                  --------------------------------------   -------------------------------------
   BASIC EPS
      Net income..............................    $  108,702       137,652      $   0.79   $  77,831       139,303      $   0.56

   EFFECT OF DILUTIVE POTENTIAL SHARES
      Convertible notes issued 2/4/97 ........         2,350         9,876                     2,306         9,876
                                                  --------------------------------------   -------------------------------------
   DILUTED EPS
      Net income + assumed conversions .......    $  111,052       147,528      $   0.75   $  80,137       149,179      $   0.54
                                                  ======================================   =====================================


                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                  -----------------------------------------------------------------------------
                                                                    1998                                    1997
                                                  --------------------------------------  -------------------------------------
                                                                  WEIGHTED                              WEIGHTED (1)
                                                                  AVERAGE                                 AVERAGE
                                                     INCOME        SHARES      PER SHARE    INCOME        SHARES      PER SHARE
                                                   (NUMERATOR) (DENOMINATOR)     AMOUNT   (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                                  --------------------------------------  -------------------------------------
   BASIC EPS
      Net income..............................    $   301,089     138,762       $   2.17  $  199,295      138,308     $    1.44

   EFFECT OF DILUTIVE POTENTIAL SHARES
      Convertible notes issued 2/4/97 ........          7,305       9,876                      4,418        8,610
                                                  --------------------------------------  -------------------------------------
   DILUTED EPS
      Net income + assumed conversions .......    $   308,394     148,638       $   2.07  $  203,713      146,918     $    1.39
                                                  ======================================  =====================================

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      (1)  Weighted average shares outstanding have been restated to include the retroactive effect of the July 1997 two-for-one stock split in the form of a stock dividend.